Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2020 relating to the consolidated financial statements of Avadel Pharmaceuticals plc and the effectiveness of Avadel Pharmaceuticals plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Avadel Pharmaceuticals plc for the year ended December 31, 2019.

/s/ Deloitte and Touch LLP

St. Louis, Missouri
February 10, 2021